UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note:

InfuSystem Holdings, Inc. (the “Company”) is hereby amending the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 30, 2013 (the “Proxy Statement”) in order to correct a typographical error in the shareholder letter from Mr. Eric Steen, the Company’s Chief Executive Officer, by changing “Friday, August 29, 2013” to “Thursday, August 29, 2013” in order to properly reflect the day of the week of the 2013 Annual Meeting. This amendment does not otherwise modify or update in any way the Proxy Statement as previously filed.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

August 2, 2013

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Meeting will be held on Thursday, August 29, 2013, commencing at 9:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071. At the annual meeting, we will ask our stockholders:

1)	to re-elect the five incumbent members of the Company’s Board of Directors to serve on the Board until the 2014 Annual Meeting (and until their successors are duly elected and qualified);

2)	to approve an amendment of our Amended and Restated Certificate of Incorporation pursuant to the Credit Agreement;

3)	to approve an increase in available shares authorized for issuance under the Company’s 2007 Stock Incentive Plan;

4)	to approve, by advisory vote, on the compensation of our named executive officers;

5)	to make an advisory vote with respect to the frequency of conducting future advisory votes on the compensation of our named executive officers;

6)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7)	to consider and act on such matters as may properly come before the Meeting and any adjournment thereof.

As you know, I joined the Company in April of this year, and I am looking forward to meeting with as many of our stockholders as possible. At the Meeting, there will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Meeting, please take the time to vote your shares. As further detailed in these materials, you may vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

Eric Steen

Chief Executive Officer

InfuSystem Holdings, Inc.